UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

Con-way Inc.

(Exact name of registrant as specified in Charter)

Delaware	1-05046	94-1444798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (734) 757-1444

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 9, 2015, Con-way Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among XPO Logistics, Inc., a Delaware corporation (“Parent”), Canada Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors (the “Company Board”).

Tender Offer. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a tender offer (the “Tender Offer”) within ten days following the date of the initial public announcement of the Merger Agreement, for all of the Company’s outstanding shares of common stock, par value $0.625 per share (the “Shares”), at a purchase price of $47.60 per Share in cash, without interest (the “Merger Consideration”). The Tender Offer will remain open for a minimum of 20 business days from the date of commencement.

Offer Closing Conditions. The obligation of Merger Sub to purchase Shares tendered in the Tender Offer is subject to customary closing conditions, including (i) at least a majority plus one of the outstanding Shares (calculated on a fully-diluted basis) having been tendered, (ii) the receipt of required regulatory approvals, (iii) the absence of any law, order, injunction or decree in effect that restrains, enjoins or otherwise prohibits consummation of the Tender Offer or the Merger, (iv) the non-occurrence of a Company Material Adverse Effect, (v) the expiration of the marketing period and (vi) other conditions set forth in Annex A to the Merger Agreement.

The consummation of the Tender Offer is not subject to any financing conditions. Following the completion of the Tender Offer and, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without any additional stockholder approvals. The Merger will be effected as soon as practicable following the payment for Shares pursuant to the Tender Offer (the “Offer Closing”).

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent (including Shares accepted in the Tender Offer) and not, in each case, held on behalf of third parties, (ii) Shares owned by any direct or indirect wholly owned Subsidiary of the Company and not, in each case, held on behalf of third parties and (iii) Shares held by stockholders of the Company who have properly exercised and perfected dissenter rights under Delaware law) will be converted into the right to receive the Merger Consideration.

Treatment of Outstanding Equity Awards. Pursuant to the terms of the Merger Agreement, (i) all vested and unvested Company options and stock appreciation rights outstanding at the Effective Time will be converted into an equivalent award of Parent with adjustments to maintain the economic attributes of such awards, and will continue to be subject to the same terms and conditions, (ii) all restricted stock awards outstanding at the Effective Time will be cancelled upon the consummation of the Merger in accordance with their terms and entitle the holder thereof to receive the Merger Consideration with respect to each restricted stock award, (iii) all restricted stock units and performance share plan units outstanding at the Effective Time, (a) that are scheduled to vest on or prior to February 29, 2016, will vest upon the consummation of the Merger (with performance-based vesting conditions deemed satisfied at target) and will receive the Merger Consideration multiplied by the number of Shares applicable to such restricted stock unit or performance share plan unit, as applicable, and (b) that are scheduled to vest following February 29, 2016, will be converted into an equivalent award of Parent (with performance-based vesting conditions deemed satisfied at target) with adjustments to maintain the economic attributes of the awards, and will otherwise continue to be subject to the same terms and conditions, and (iv) all phantom stock units will be deemed to be an obligation relating to shares of Parent common stock, and will continue to be subject to the same terms and conditions.

Merger Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the absence of any law, order, injunction or decree in effect that restrains, enjoins or otherwise prohibits consummation of the Merger and (ii) the Offer Closing having occurred.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub. These covenants include an obligation of each party to, subject to certain exceptions, use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part to consummate and make effective the transactions contemplated by the Merger Agreement as soon as practicable and of the Company to, subject to certain exceptions, conduct its operations in the ordinary course of business consistent with past practice from the date of the Merger Agreement through the Effective Time. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (a) the Company to file a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) and (b) the Company Board to recommend that the Company’s stockholders accept the Tender Offer and tender their Shares pursuant to the Tender Offer.

Non-Solicitation. The Merger Agreement generally requires that the Company and its representatives cease any solicitations, encouragements, discussions or negotiations with any person, and not solicit, initiate or knowingly facilitate any acquisition proposals from, or engage in discussions or negotiations with or furnish non-public information to, any third party. However, if prior to the acceptance by Merger Sub of Shares tendered in the Tender Offer (the “Acceptance Time”) the Company receives a bona fide unsolicited written acquisition proposal that, among other things (i) did not result from a breach of the applicable restrictions set forth in the Merger Agreement and (ii) the Board determines in good faith to be a superior proposal or could reasonably be expected to lead to a superior proposal, then the Company would be permitted to furnish information to, and participate in discussions and negotiations with, the person making the acquisition proposal, subject to certain restrictions set forth in the Merger Agreement. In addition, at any time prior to the Acceptance Time, the Company Board may change its recommendation, in certain circumstances, if the Company Board determines in good faith that the failure to change its recommendation would be inconsistent with the exercise of its fiduciary obligations under applicable law.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent. The Company is obligated to pay Parent the Termination Fee in certain circumstances, including if (i) the Company terminates the Merger Agreement prior to the Acceptance Time in connection with its entry into another definitive agreement with respect to a superior proposal, (ii) Parent terminates the Merger Agreement because the Company Board shall have made a change of recommendation prior to the Acceptance Time, (iii) the Merger Agreement is terminated by either the Company or Parent if the Acceptance Time shall not have occurred on or prior to March 9, 2016 and (A) at such time, Parent is entitled to terminate the Merger Agreement because the Company Board shall have made a change of recommendation or (B) if the termination is by the Company pursuant to this clause (iii)(B), Parent is entitled to terminate the Merger Agreement pursuant to this clause (iii) and prior to such termination an acquisition proposal shall have been publicly announced, shall have become publicly known or otherwise made known to the Company Board and at any time on or prior to the twelve month anniversary of such termination the Company or any of its subsidiaries enters into a definitive agreement with respect to any acquisition proposal or the transactions contemplated by an acquisition proposal are consummated and (iv) Parent terminates the Merger Agreement due to a breach or inaccuracy of any representation, warranty, covenant or agreement by the Company in the Merger Agreement and such breach or inaccuracy is not curable by March 9, 2016 or is not cured prior to thirty days after written notice thereof or March 9, 2016. Parent is obligated to pay the Company the Termination Fee in the event that the Company terminates the Merger Agreement due to a breach or inaccuracy of any representation, warranty, covenant or agreement by Parent or Merger Sub in the Merger Agreement and such breach or inaccuracy is not curable by March 9, 2016 or is not cured prior to thirty days after written notice thereof or March 9, 2016. The Termination Fee means $102,861,000, provided that the Termination Fee in respect of a termination pursuant to (y) clause (iv) of the second preceding sentence or (z) the preceding sentence means $54,137,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a solicitation/recommendation statement on Schedule 14D-9. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by the Company free of charge from the Company’s website (www.con-way.com) under the heading “SEC Filings” within the “Investor Relations” portion of the Company’s website. In addition, the solicitation/recommendation statement on Schedule 14D-9 and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Corporate Secretary, Con-way Inc., 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105.

Item 9.01. Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 9, 2015, by and among Con-way Inc., XPO Logistics, Inc. and Canada Merger Corp.*

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CON-WAY INC.

Date: September 10, 2015	By:	/s/ Stephen K. Krull
		Name:	Stephen K. Krull
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 9, 2015, by and among Con-way Inc., XPO Logistics, Inc. and Canada Merger Corp.*

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.